Registration No. 333-45164

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PEOPLES BANCORP
(Exact name of Registrant as specified in its charter)

Indiana	35-1811284
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

212 West Seventh Street
Auburn, Indiana	46706
(Address of Principal Executive Offices)	(Zip Code)

THREE RIVERS FINANCIAL CORPORATION STOCK OPTION AND INCENTIVE PLAN (AS ASSUMED BY PEOPLES BANCORP) AND THE 1998 PEOPLES BANCORP STOCK OPTION AND INCENTIVE PLAN
(Full title of the plan)

MAURICE F. WINKLER, III	Copy to:
President	CLAUDIA V. SWHIER, ESQ.
Peoples Bancorp	Barnes & Thornburg LLP
212 West Seventh Street	11 S. Meridian Street
Auburn, Indiana 46706	Indianapolis, Indiana 46204
(Name and address of agent for service)

Telephone number, including area code, of agent for service:
(260) 925-2500

DEREGISTRATION OF UNSOLD SECURITIES

Peoples Bancorp (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 to deregister all shares of the Registrant’s common stock, $1.00 par value per share, that remain unsold as of the date hereof under the Registration Statement on Form S-8 (File No. 333-45164) filed on September 5, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn, and the State of Indiana, on this 26th day of March, 2008.

PEOPLES BANCORP

By	/s/ Maurice F. Winkler, III
Maurice F. Winkler, III
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

March 26, 2008	G. RICHARD GATTON, CHAIRMAN OF THE BOARD AND DIRECTOR*

March 26, 2008	MAURICE F. WINKLER, III, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR*

March 26, 2008	STEVEN H. CARYER, VICE PRESIDENT, CHIEF FINANCIAL OFFICE*

March 26, 2008	BRUCE S. HOLWERDA, DIRECTOR*

March 26, 2008	ERICA D. DEKKO, DIRECTOR*

March 26, 2008	DOUGLAS D. MARSH, DIRECTOR*

March 26, 2008	STEPHEN R. OLSON, DIRECTOR*

March 26, 2008	JOHN C. THRAPP, DIRECTOR*

*By:	/s/ Maurice F. Winkler, III
Maurice F. Winkler, III
Attorney-In-Fact